UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 22, 2010
Date of Report (Date of earliest event reported)
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Grants of Options and Restricted Stock Units to Executive Officers
On July 22, 2010, Intuit Inc. (the “Company”) granted stock options (“Options”) and restricted stock units (“RSUs”) to certain executive officers as part of the Company’s annual performance review process. The Options vest over three years (except for the CEO, whose Options vest 50% on the third, and 50% on the fifth anniversaries of the grant date).
The executive officers received three types of RSU awards. The first type of RSU award vests in equal annual installments over three years (except for the CEO, whose RSUs vest 50% on the third and 50% on the fifth anniversaries of the grant date), subject to the Company meeting a pre-established operating income goal. The second type of RSU award vests only if specified operating income and revenue targets are met for the period of August 1, 2010 through July 31, 2013 (the “Performance Period”). The vesting of the third type of RSU award depends on the total shareholder return of the Company’s common stock relative to a specified peer group during the Performance Period. In the case of the CEO, the second and third types of RSU awards additionally are subject to the completion of two years of continuous service after the end of the Performance Period. The final determination of the level of achievement of performance goals applicable to the RSUs will be subject to certification by the Company’s Compensation and Organizational Development Committee.
These grants, as applicable, have been reported on Forms 4 on July 26, 2010.

Item 8.01	Other Events.
Announcement of the Date of the Annual Meeting of Stockholders
The Company has scheduled its next Annual Meeting of Stockholders (the “Annual Meeting”) for January 19, 2011 to coincide with the Company’s January 2011 meeting of the Board of Directors in order to facilitate the attendance of the Board members at the Annual Meeting.
Rule 14a-8 Shareholder Proposal Deadline
Because the expected date of the Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2009 Annual Meeting of Stockholders, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy materials for the Annual Meeting. In order to be considered timely, such proposals must be received by the Corporate Secretary at the

Company’s principal executive office at 2700 Coast Avenue, Mountain View, CA 94043 no later than August 31, 2010.
Bylaws Timely Notice Deadline
In accordance with the requirements for a timely notice in the Company’s bylaws, and as stated in the Company’s 2009 Proxy Statement, any stockholder who wishes to submit a proposal that is not intended for inclusion in the Company’s proxy statement or nominate a person for election to the Board at the Annual Meeting, must provide written notice of the proposal or nomination to the Corporate Secretary at the Company’s principal executive office at 2700 Coast Avenue, Mountain View, CA 94043 between September 1, 2010 and October 1, 2010. Such notices must comply with the requirements of the Company’s bylaws. The Company’s bylaws are available from the Company upon request and are also on file with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: July 30, 2010	By:	/s/ LAURA A. FENNELL
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary